SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




Date of Report:  May 1, 2007                Commission File No. 0-8788




                         DELTA NATURAL GAS COMPANY, INC.
             (Exact name of registrant as specified in its charter)



          KENTUCKY                                   61-0458329
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)


             3617 Lexington Road
             Winchester, Kentucky                           40391
(Address of principal executive offices                   (Zip Code)



       Registrant's telephone number, including area code (859) 744-6171.



INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02(c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers


     On February 2, 2007, Delta Natural Gas Company, Inc.'s Board of Directors approved, effective February 2, 2007, the appointment of John B. Brown, Delta's Vice President - Controller and Assistant Secretary, to the additional position of Acting Chief Financial Officer in the absence of John F. Hall, Delta's Vice President - Finance Secretary and Treasurer. Mr. Hall has been on sick leave since January 1, 2007 with no known date to return to work. There were no changes made in Mr. Brown's compensation, employee benefits or in his existing Officer Agreement.

     Mr. Brown, who is a Certified Public Accountant, is 40 years of age. He has been employed by Delta since 1995. He was appointed Controller in 1999 and Vice President - Controller and Assistant Secretary in 2005.

     Mr. Hall died on April 30, 2007. Delta's Board of Directors will consider Mr. Hall's permanent replacement at their next meeting, currently scheduled for May 25, 2007.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            DELTA NATURAL GAS COMPANY, INC.
                                                              (Registrant)



                                            By___/s/Glenn R. Jennings__________
                                               Glenn R. Jennings
                                               Chairman of the Board,
                                               President and Chief
                                               Executive Officer
                                                  (Signature)

Date:  May 1, 2007